UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2023

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Waltham Street, Suite 302 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On June 9, 2023, Keros Therapeutics, Inc. (the “Company”) issued a press release announcing additional data from its ongoing Phase 2 clinical trial of KER-050 in patients with very low-, low-, or intermediate-risk myelodysplastic syndromes (“MDS”), as well as preclinical data showing the potential of a research form of KER-050 (“RKER-050”) to restore erythropoiesis in an animal model of myelofibrosis, at the 28th Annual Congress of the European Hematology Association, held in person and virtually June 8 through 15, 2023. In addition, the Company announced preclinical data evaluating activin receptor-like kinase-2 inhibition, as well as its combination with RKER-050, as potential treatment options for anemia of inflammation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

During a conference call and webcast scheduled to be held at 8:00 a.m. Eastern time on June 9, 2023, the Company’s management will discuss updates to and additional data from its hematology franchise, including the additional data from its ongoing Phase 2 clinical trial of KER-050 in patients with MDS. A copy of the presentation for the conference call and webcast is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 9, 2023.
99.2	Investor Presentation dated June 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: June 9, 2023